EXHIBIT 99.11
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AT THE TRUST
Robert G. Higgins                      Investor Relations
First Vice President, General Counsel  L.G. Schafran - Chairman and
630-218-7255                           Interim CEO/President
bhiggins@banyanreit.com                630-218-7250
                                       ir@banyanreit.com


FOR IMMEDIATE RELEASE
Friday, May 17, 2002



        BANYAN STRATEGIC REALTY TRUST RECEIVES DELISTING NOTICE
                     FROM NASDAQ; APPEAL REQUESTED

OAK BROOK, ILLINOIS - MAY 17, 2002 - Banyan Strategic Realty Trust
(Nasdaq: BSRTS) announced today that it received a Nasdaq Staff Determination on May 16, 2002, indicating that Banyan fails to comply with the Minimum Bid Price requirements for continued listing set forth in Marketplace Rule 4450(a)(5), and that its securities are, therefore, subject to delisting from The Nasdaq National Market. Banyan has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The request for hearing stays the delisting of Banyan's securities, pending the Panel's decision. There can be no assurance that the Panel will grant Banyan's request for continued listing.

     Banyan further announced that if it is unsuccessful in its appeal, it currently intends to list its securities on the Over The Counter Bulletin Board.

     Commenting upon the receipt of the Nasdaq notice, Banyan Interim President, Chairman and CEO, L.G. Schafran said: "As we announced in press releases of February 21, March 25, April 1, May 1, and May 8, 2002, we anticipated the receipt of Nasdaq's notice. We have decided to appeal, based upon the unique situation that our Plan of Termination and Liquidation presents. If we are unsuccessful, we do not presently anticipate moving to the Nasdaq Small Cap Market, because of its cost and its compliance requirements, which we may not be able to meet. Instead, our shares will be available for exchange on the OTC Bulletin Board."

     Banyan Strategic Realty Trust is an equity Real Estate Investment Trust (REIT) that adopted a Plan of Termination and Liquidation on January 5, 2001. On May 17, 2001, the Trust sold approximately 85% of its portfolio in a single transaction. Other properties were sold on April 1, 2002 and May 1, 2002. Banyan now owns a leasehold interest in one (1) real estate property located in Atlanta, Georgia, representing approximately 9% of its original portfolio. This property is subject to a contract of sale, currently scheduled to close on July 17, 2002. Since adopting the Plan of Termination and Liquidation, Banyan has made liquidating distributions totaling $4.95 per share. On May 1, 2002, Banyan announced that an additional distribution of $0.30 per share would be made on May 31, 2002 to shareholders of record as of May 16, 2002, thus increasing the total liquidating distributions to $5.25 per share. As of this date, the Trust has 15,496,806 shares of beneficial interest outstanding.









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BANYAN STRATEGIC REALTY
ADD 1




Except for the historical information contained herein, certain matters discussed in this release are forward-looking statements, the achievement of which involve risks and uncertainties such as the sale of the Trust's remaining property, the amount of the remaining liquidating distributions, the outcome of pending litigation and other risks and uncertainties that are detailed from time to time in the Trust's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2001 which was filed with the Securities and Exchange Commission on March 21, 2002. Please see also the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section which was included in our Form 10-Q for the quarter ended March 31, 2002 which was filed with the Securities and Exchange Commission on May 6, 2002. Without limitation, the foregoing words such as "anticipates", "expects", "intends", "plans", and similar expressions are intended to identify forward-looking statements.






          See Banyan's Website at http://www.banyanreit.com.










































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